UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2008

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2007, Fiserv, Inc. (the “Company”) signed definitive agreements to sell its Fiserv Investment Support Services operations (“ISS”) in two separate transactions. The Company completed the first transaction with TD AMERITRADE Online Holdings Corp. (“TD”) on February 4, 2008. In a separate transaction, Robert Beriault Holdings, Inc. (“Holdings”) agreed to acquire the remaining accounts and net capital of ISS, including the investment administration services business which provides back office and custody services for individual retirement accounts. On March 28, 2008, the Company and Holdings entered into an amended and restated stock purchase agreement (the “Agreement”). The parties entered into the Agreement to clarify the purchase price calculation, including adjustments thereto, to specifically identify the required regulatory approvals and certain other closing conditions, to agree that Holdings will continue to provide transition services under transition services agreements with TD and to provide that the Company will not retain a minority interest in the business after the completion of the sale. The purchase price under the Agreement is anticipated to be approximately $80 million. The transaction with Holdings remains subject to customary conditions and regulatory approvals and is expected to close by the end of the third quarter of 2008.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. There are representations and warranties contained in the Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Therefore, you should not rely on the representations and warranties contained in the Agreement as statements of factual information.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Amended and Restated Stock Purchase Agreement, dated March 28, 2008, by and between Fiserv, Inc. and Robert Beriault Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: April 3, 2008	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended and Restated Stock Purchase Agreement, dated March 28, 2008, by and between Fiserv, Inc. and Robert Beriault Holdings, Inc.